Exhibit 99.1

Netlist and Micron Enter Patent License and Settlement Agreements

IRVINE, California, October 6, 2026, Netlist, Inc. (OTCQB: NLST) today announced that the Company and Micron Technology, Inc. (“Micron”) have entered into Patent License and Settlement Agreements.

Under the agreements, the parties have agreed to settle and mutually release all pending legal proceedings between the companies, and Micron will receive a 5-year term license to Netlist’s patent portfolio, including patents covering server DIMMs and High Bandwidth Memory technologies. Micron will pay Netlist $30 million per quarter from the fourth quarter of 2026 through the third quarter of 2031, totaling $600 million during the term.

“The agreement with Micron further validates the value of our AI memory technologies,” said C.K. Hong, Netlist's Chief Executive Officer. “We remain committed to protecting our IP while continuing to invest in the development of next-generation products.”

Further details regarding the transaction are available in Netlist's Current Report on Form 8-K filed concurrently with the issuance of this release and available on the SEC filings page of the Netlist website here.

About Netlist

Netlist is a leading innovator in advanced memory and storage solutions. With a rich portfolio of patented technologies, Netlist's inventions are foundational to the advancement of AI computing. To learn more about Netlist, please visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release include, without limitation, statements about anticipated benefits of the agreements, the parties' ability to perform their respective obligations under, and to realize the anticipated benefits of those agreements, future exclusion and cease and desist orders, Netlist's ability to successfully enforce its intellectual property rights, and evaluations and judgments regarding Netlist's intellectual property portfolio. Forward-looking statements are statements other than historical facts and often address future events or Netlist's future performance. They reflect management's present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others, risks: Netlist may not be able to collect the substantial amount in damages previously awarded to it in its litigations (appeals in general could cause a lengthy delay in Netlist's ability to collect damages awards, could overturn the verdicts or reduce the damages awards); Netlist will suffer adverse outcomes in its litigation with Google or in its various other active proceedings to defend the validity of its patents; related to Netlist's plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio, which efforts may not be successful; other patent infringement litigation initiated by Netlist, or by others against Netlist, may not be successful or resolve favorably for Netlist, particularly given the costs and unpredictability of any such litigation; associated with Netlist's product sales, including whether and how long the current market and demand for products sold by Netlist will persist or persist as expected and whether Netlist may successfully develop and launch new products that are attractive to the market; whether Netlist will continue to acquire components or products for resale on favorable terms; that Netlist or its counterparties may fail to perform their obligations as required pursuant to applicable license and supply agreements, associated with the competitive landscape of Netlist's industry, general economic, political and market conditions, factory slowdowns and/or shutdowns, and changes in international trade and tariff policies. All forward-looking statements reflect management's present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Netlist's Annual Report on Form 10-K for the fiscal year ended December 27, 2025 filed with the SEC on March 19, 2026, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Netlist's assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

For more information, please contact:

Investors / Media

Mike Smargiassi

The Plunkett Group

NLST@theplunkettgroup.com

(212) 739-6729